Exhibit 99.1

NOVATEL WIRELESS ANNOUNCES PRELIMINARY FOURTH QUARTER AND FULL

YEAR 2008 FINANCIAL RESULTS

SAN DIEGO, CA — Feb. 26, 2009 — Novatel Wireless, Inc. (Nasdaq: NVTL), a leading provider of wireless broadband access solutions, today reported preliminary financial results for the fourth quarter and full year ended December 31, 2008. The Company has not finalized its income tax provision and certain accounting estimates. These preliminary financial results are subject to change when the Company files its audited financial statements.

Revenues for the fourth quarter of 2008 were $65.1 million compared to $118.0 million in the fourth quarter of the prior year. GAAP net loss was approximately $3.0 million, or $(0.10) per diluted share, including $1.2 million in stock-based compensation expenses, net of taxes. These results compare to GAAP net income of $11.5 million, or $0.35 per diluted share, in the prior year period. Excluding FAS 123R stock-based compensation charges, fourth quarter 2008 non-GAAP net loss was $1.8 million or ($0.06) per diluted share, compared to non-GAAP net income of $13.8 million, or $0.42 per diluted share, for the prior year period.

Both GAAP and non-GAAP fourth quarter results include charges of approximately $3.4 million in inventory valuation reductions and approximately $830,000 in asset impairments that were driven by changes in our market conditions. These adjustments were partially offset by a reduction of approximately $2.3 million in a reserve for contingent royalty obligations and are included in cost of goods sold.

For the full year, the Company reported revenue of $321 million, GAAP net loss of $1.2 million or ($0.04) per diluted share, and non-GAAP net income, excluding FAS 123R stock-based compensation expenses, of $3.8 million or $0.12 per diluted share.

“Despite the challenging economic environment, we achieved the mid-point of our top line guidance in the fourth quarter. Our revenues were impacted by decreased consumer demand and tighter carrier inventory control,” said Peter Leparulo, chairman and CEO of Novatel

Novatel Wireless Announces Fourth Quarter and FY 2008 Results	Page 2 of 6

Wireless. “We are focused on improving our near term results by pursuing a corporate strategy that broadens our product offerings and addressable market by providing end-to-end mobile broadband solutions. During the fourth quarter we launched three new products, received our first significant revenues from a major content delivery customer, and introduced a completely new category of mobile broadband solutions. While we continue to expect the current global economy to impact our results, we currently expect sales and gross margins to increase in the first quarter compared to the fourth quarter of 2008, based primarily on a higher percentage of revenues from newly introduced products and current forecast visibility into our content delivery products.”

“In addition to the inventory valuation and asset impairment charges, the fourth quarter gross margin was negatively impacted by competitive pricing pressures, currency fluctuations for Euro denominated sales, and higher shipping and fulfillment costs.” stated Ken Leddon, chief financial officer of Novatel Wireless. “Operating expenses in the fourth quarter reflect the favorable impact of $3.6 million in engineering reimbursements and adjustments related to compensation expense accruals. Our balance sheet remains strong with cash and cash equivalents and short term investments of over $143.2 million, or $4.72 per share, at year end, consistent with the prior quarter end.”

“In December, we introduced the widely acclaimed MiFiTM line of Intelligent Mobile Hotspots, which will begin shipping late in the first quarter,” Mr. Leparulo stated. “MiFi is a unique ultra-portable wireless device that creates a mobile Wi-Fi cloud capable of connecting multiple users and devices. We expect that the market for our core products will remain challenging for some time; however, we believe that demand from our content delivery customers, as well as the initial ramp of our MiFi products, will help bridge the gap. Looking further out, we believe that the continued introduction of new products and the development of innovative applications and services for our MiFi products will improve our competitive position.”

Recent Highlights

•	Received “Gear of the Year” recognition from PCWorld Magazine
•	Demonstrated HSPA+ technology with Rohde & Schwarz at Mobile World Congress
•	Announced next generation HSPA+ product family
•	Telefonica Espana first to launch MiFi Intelligent Mobile Hotspot products
•	Launched Expedite E970D and E960D HSPA embedded modules
•	Introduced Ovation MC995 USB modem
•	Launched Expedite E760 embedded module
•	Unveiled MiFi Intelligent Mobile Hotspot for new era of mobile broadband

Novatel Wireless Announces Fourth Quarter and FY 2008 Results	Page 3 of 6

First Quarter 2009 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release. A more detailed description of these risk factors is included in the reports filed by the Company with the Securities and Exchange Commission (SEC).

The following table summarizes the Company’s financial guidance for the first quarter of 2009, which is based on the Company’s current business outlook as of the date of this press release.

First Quarter 2009
Revenue (in millions)	$65 – $70
GAAP Net Loss Per Share, Diluted	$(0.12) – $(0.09)
Gross Margin	21% – 22%
Adjustment: Stock-based compensation expense, net of income taxes	$0.03 – $0.04

Non-GAAP Net Loss Per Share, Diluted	$(0.09) – ($0.05)

Conference Call Information

The Company will host a conference call and live webcast for analysts and investors at 5:00 p.m. EST on Thursday, February 26, 2009. During the call, management will discuss the Company’s preliminary results for the fourth quarter and year ended December 31, 2008 and the outlook for the first quarter of 2009. Parties in the United States and Canada may call 800-366-7417 to access the conference call. International parties can access the call at 303-262-2175.

Novatel Wireless will offer a live webcast of the conference call, which will include forward-looking information. The webcast will be accessible from the “Investor Relations” section of the Company’s website at www.novatelwireless.com. The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available for two days beginning two hours after the call. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter pass code 11126046. International parties should call 303-590-3000 and enter pass code 11126046.

Novatel Wireless Announces Fourth Quarter and FY 2008 Results	Page 4 of 6

About Novatel Wireless

Novatel Wireless, Inc. is a leader in the design and development of innovative wireless broadband access solutions based on 3G and 4G WCDMA (HSPA & UMTS), CDMA and GSM technologies. Novatel Wireless’ USB modems, embedded modules, Intelligent Mobile Hotspot products and software enable high-speed wireless Internet access on leading wireless data networks. The Company delivers specialized wireless solutions to carriers, distributors, OEMs and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLE)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this release related to our preliminary financial results for the fourth quarter and year ended December 31, 2008 and our outlook for the first quarter of 2009 are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company’s expectations.

Factors that could cause actual results to differ materially from Novatel Wireless’ expectations are set forth as risk factors in the Company’s SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G standards, (4) continued acceptance of the Company’s current products and market demand for the Company’s anticipated new product offerings in 2009, (5) increased competition and pricing pressure from current or new wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the impact of the current global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company’s plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Novatel Wireless Announces Fourth Quarter and FY 2008 Results	Page 5 of 6

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP net income and diluted earnings per share exclude stock-based compensation expenses, net of income taxes. Non-GAAP net income and diluted earnings per share assume a tax rate which management believes reflects its long-term effective tax rate. Novatel Wireless uses these non-GAAP financial measures internally in analyzing its financial results and making operating decisions and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Novatel Wireless’ industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP net income and diluted earnings per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income and diluted earnings per share or any other performance measure determined in accordance with GAAP. We present non-GAAP net income and diluted earnings per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP net income and diluted earnings per share, management excludes stock-based compensation expenses to facilitate-comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s review, related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP net income and diluted earnings per share also facilitates a comparison of Novatel Wireless’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net income and diluted earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP net income and diluted earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP net income and diluted earnings per share are:

Novatel Wireless Announces Fourth Quarter and FY 2008 Results	Page 6 of 6

•	Other companies, including other companies in our industry, may calculate non-GAAP net income and diluted earnings per share differently than we do, limiting their usefulness as a comparative tool.

•

The Company’s income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and diluted earnings per share. For more information, see the consolidated statements of operations and the “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income” contained in this press release.

©2009 Novatel Wireless. All rights reserved. The Novatel Wireless logo, Merlin, Expedite, MobiLink, Ovation, Conversa and MiFi are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

For more information, contact:

Julie Cunningham

Vice President, IR & Communications

(858) 431-3711

ir@nvtl.com

or

Mike Bishop

The Blueshirt Group

(415) 217-4968

mike@blueshirtgroup.com

NOVATEL WIRELESS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,733	$84,600
Marketable securities	58,536	68,412
Accounts receivable, net	40,426	71,943
Inventories	23,228	25,876
Deferred tax assets, net	9,943	8,717
Prepaid expenses and other	10,125	4,461

Total current assets	219,991	264,009
Property and equipment, net	20,225	22,151
Marketable securities	6,962	—
Intangible assets, net	1,860	1,535
Deferred tax assets, net	11,642	8,619
Other assets	276	315

	$260,956	$296,629

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,226	$38,547
Accrued expenses	20,955	24,475
Accrued income taxes	—	296

Total current liabilities	44,181	63,318
Capital lease obligations, long-term	269	362
Other long-term liabilities	18,533	15,204

Total liabilities	62,983	78,884

Stockholders’ equity:
Common stock	30	33
Additional paid-in capital	407,252	400,786
Accumulated other comprehensive income (loss)	62	65
Accumulated deficit	(184,371)	(183,139)

	222,973	217,745
Less cost of common stock in treasury	(25,000)	—
Total stockholders’ equity	197,973	217,745

	$260,956	$296,629

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Revenue	$65,115	$118,012	$320,973	$429,903
Cost of revenue	57,151	82,796	251,957	299,062

Gross margin	7,964	35,216	69,016	130,841

Operating costs and expenses:
Research and development	7,558	8,936	35,127	37,558
Sales and marketing	3,603	5,387	18,329	20,937
General and administrative	3,111	6,433	21,315	18,899

Total operating costs and expenses	14,272	20,756	74,771	77,394

Operating income (loss)	(6,308)	14,460	(5,755)	53,447
Other income (expense):
Interest income, net	769	1,634	4,282	5,592
Other income (expense), net	(591)	(31)	(729)	479

Income (loss) before income taxes	(6,130)	16,063	(2,202)	59,518
Income tax expense (benefit)	(3,159)	4,563	(970)	20,756

Net income (loss)	$(2,971)	$11,500	$(1,232)	38,762

Per share data:
Net income (loss) per share:
Basic	$(0.10)	$0.35	$(0.04)	$1.23
Diluted	$(0.10)	$0.35	$(0.04)	$1.21
Weighted average shares used in computation of basic and diluted net income (loss) per share:
Basic	30,322	32,520	31,159	31,389
Diluted	30,322	33,178	31,159	32,007

Novatel Wireless, Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

Three Months Ended December 31, 2008

(in thousands, except per share data)

(unaudited)

	Net income (loss)	Net income (loss) per share, diluted
GAAP	$(2,971)	$(0.10)
Share-based compensation expense, net of income taxes	1,193	0.04

Non-GAAP	$(1,778)	$(0.06)

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

Year Ended December 31, 2008

(in thousands, except per share data)

(unaudited)

	Net income (loss)	Net income (loss) per share, diluted
GAAP	$(1,232)	$(0.04)
Share-based compensation expense, net of income taxes	5,077	0.16

Non-GAAP	$3,845	$0.12

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

Three Months Ended December 31, 2008

(in thousands, except per share data)

(unaudited)

	GAAP	Adjustments (a)	Non-GAAP
Revenue	$65,115		$65,115
Cost of revenue	57,151	$(143)	57,008

Gross margin	7,964	143	8,107
Operating costs and expenses
Research and development	7,558	(503)	7,055
Sales and marketing	3,603	(222)	3,381
General and administrative	3,111	(505)	2,606

Total operating costs and expenses	14,272	(1,230)	13,042

Operating income (loss)	(6,308)	1,373	(4,935)
Other income (expense):
Interest income, net	769	—	769
Other income (expense), net	(591)	—	(591)

Income (loss) before income taxes	(6,130)	1,373	(4,757)
Income tax expense (benefit)	(3,159)	180	(2,979)

Net income (loss)	$(2,971)	$1,193	$(1,778)

Per share data:
Net income (loss) per share:
Basic	$(0.10)	$0.04	$(0.06)
Diluted	$(0.10)	$0.04	$(0.06)
Weighted average shares used in computation of basic and diluted net income (loss) per share:
Basic	30,322	30,322	30,322
Diluted	30,322	30,322	30,322

(a)	Adjustments reflect stock-based compensation expense recorded under SFAS 123R, and its effect on income taxes.

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

Year Ended December 31, 2008

(in thousands, except per share data)

(unaudited)

	GAAP	Adjustments (a)	Non-GAAP
Revenue	$320,973		$320,973
Cost of revenue	$251,957	$(576)	251,381

Gross margin	69,016	576	69,592
Operating costs and expenses
Research and development	35,127	(2,061)	33,066
Sales and marketing	18,329	(955)	17,374
General and administrative	21,315	(2,592)	18,723

Total operating costs and expenses	74,771	(5,608)	69,163

Operating income (loss)	(5,755)	6,184	429
Other income (expense):
Interest income, net	4,282	—	4,282
Other income (expense), net	(729)	—	(729)

Income (loss) before income taxes	(2,202)	6,184	3,982
Income tax expense (benefit)	(970)	1,107	137

Net income (loss)	$(1,232)	$5,077	$3,845

Per share data:
Net income (loss) per share:
Basic	$(0.04)	$0.16	$0.12
Diluted	$(0.04)	$0.16	$0.12
Weighted average shares used in computation of basic and diluted net income (loss) per share:
Basic	31,159	31,159	31,159
Diluted	31,159	31,159	31,159

(a)	Adjustments reflect stock-based compensation expense recorded under SFAS 123R, and its effect on income taxes.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.

Reconciliation of GAAP Income (Loss) before Income Taxes to EBITDA and Free Cash Flow

Three Months and Year Ended December 31, 2008

(in thousands)

(unaudited)

	Three Months Ended December 31, 2008	Year Ended December 31, 2008
Income (loss) before income taxes	$(6,130)	$(2,202)
Depreciation, amortization and impairment charges	4,208	12,403
Share-based compensation expense	1,373	6,184
Other expense (income)	(178)	(3,553)

EBITDA	$(727)	$12,832
Capital expenditures	(1,882)	(8,608)
Purchase of intangible assets	(1,150)	(1,558)

Free cash flow	$(3,759)	$2,666

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.